EXHIBIT 10.3
                               EXCHANGE AGREEMENT

            This EXCHANGE AGREEMENT (the "Agreement") is made as of this 22nd day of June, 1998, by and among Gray Communications Systems, Inc. ("Gray"), WALB-TV, Inc. ("WALB"), WALB Licensee Corp. ("WALB Licensee"), Cosmos Broadcasting Corporation ("Cosmos"), Busse Broadcasting Corporation ("Busse") and WEAU License, Inc., or its successor ("WEAU").

                                   WITNESSETH:

            WHEREAS, WALB and WALB Licensee each respectively desires to exchange for other property of like-kind and qualifying use within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code") and the Regulations promulgated thereunder, ownership in and title to (a) the non-license assets as described in the WALB Asset Purchase Agreement (as defined below), referred to herein as the "WALB Assets" (with respect to WALB) and (b) the license assets as described in the WALB Asset Purchase Agreement referred to herein as the "WALB License" (with respect to WALB Licensee);

            WHEREAS, WALB and WALB Licensee have entered into an asset purchase agreement, dated as of June 22, 1998, with Cosmos whereby WALB and WALB Licensee agree to sell and Cosmos agrees to purchase the WALB Assets and the WALB License (the "WALB Asset Purchase Agreement");

            WHEREAS, Cosmos has agreed to acquire the WALB Assets and the WALB License in exchange for ownership in and title to (a) the non-license assets of like-kind and qualifying use within the meaning of Section 1031 of the Code and the Regulations promulgated thereunder, as identified by WALB and WALB Licensee and as described in the WEAU Asset Purchase Agreement (as defined below), referred to herein as the "WEAU Assets" (with respect to Busse) and (b) the license assets as described in the WEAU Asset Purchase Agreement, referred to herein as the "WEAU License" (with respect to WEAU), plus cash as herein provided;

            WHEREAS, in connection with the acquisition of the WEAU Assets, Cosmos has entered into an asset purchase agreement, dated as of June 22, 1998, with Busse and WEAU whereby Busse and WEAU agree to sell and Cosmos agrees to purchase the WEAU Assets and the WEAU License (the "WEAU Asset Purchase Agreement");

            WHEREAS, Gray, WALB and WALB Licensee have requested that Cosmos enter into the WEAU Asset Purchase Agreement in order to effect the exchange contemplated herein;

            WHEREAS, Cosmos is not willing to enter into the WEAU Asset Purchase Agreement, this Agreement or the documents relating thereto or hereto unless, Gray, WALB

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and WALB Licensee provide Cosmos with a full and complete indemnity against any and all claims arising from, or relating to, the execution, delivery and performance by Cosmos (other than Cosmos' obligation to pay the cash purchase price to Busse and WEAU) of the WEAU Asset Purchase Agreement; and

            WHEREAS, it is the intention of the parties hereto that Cosmos shall direct Busse and WEAU to directly transfer and convey all right, title and interest in the WEAU Assets and the WEAU License to WALB and WALB Licensee, respectively, as set forth herein.

            NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

                                    ARTICLE I

            1.1 WEAU Asset Purchase Agreement. Cosmos hereby agrees, pursuant to the WEAU Asset Purchase Agreement, to direct Busse and WEAU to transfer and convey all right, title and interest in the WEAU Assets and the WEAU License to WALB and WALB Licensee, respectively, in exchange for the aggregate cash payments of $66 million made by Cosmos to Busse and WEAU, as provided for in the WEAU Asset Purchase Agreement. In addition to the cash payments to Busse and WEAU, which payments will be equal to the value of the transferred WEAU Assets and the WEAU License, respectively, and total $66 million, (a) Cosmos agrees to pay to WALB a cash payment equal to the amount of the excess of the value of the WALB Assets over the value of the WEAU Assets, each as determined pursuant to
Section 2.3 below, and (b) Cosmos agrees to pay to WALB Licensee a cash payment equal to the amount of the excess of the value of the WALB License over the value of the WEAU License, each as determined pursuant to Section 2.3 below; provided that the net aggregate cash payments made by Cosmos to WALB and WALB Licensee shall be equal to $12 million and the net aggregate cash payments made by Cosmos to all parties hereto shall be equal to $78 million, each as adjusted pursuant to Section 1.04 of the WALB Asset Purchase Agreement. Each of WALB and WALB Licensee hereby agrees to exchange the WALB Assets and the WALB License, respectively, for the WEAU Assets and the WEAU License, respectively, and to receive the cash payments pursuant to the terms and conditions of this Agreement.

                                   ARTICLE II

            2.1 Exchange Consideration. The consideration for the transfer of the WALB Assets and the WALB License to Cosmos shall be the exchange by Cosmos of the WEAU Assets to WALB and the WEAU License to WALB Licensee, plus the net aggregate cash payments of $12 million referred to in Section 1.1.


            2.2 Closing. (a) Cosmos' obligation to close under the WEAU Asset Purchase Agreement is subject to the simultaneous consummation of the closing under the WALB Asset Purchase Agreement, and the parties acknowledge and agree that Cosmos shall

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not be deemed to be in violation of the WEAU Asset Purchase Agreement to the extent that any of Gray, WALB or WALB Licensee fails to perform any of its obligations contemplated pursuant to the terms of this Agreement. At the closing under the WEAU Asset Purchase Agreement, Cosmos shall assign, and Gray, WALB and WALB Licensee shall accept, all of Cosmos' remaining rights, liabilities and obligations under the WEAU Asset Purchase Agreement. Upon the earlier of (i) the consummation of the closing under the WEAU Asset Purchase Agreement, (ii) the termination of the WEAU Asset Purchase Agreement pursuant to Article IX thereof, or (iii) the termination of the WALB Asset Purchase Agreement pursuant to
Article IX thereof, all of the parties hereto acknowledge and agree that Cosmos shall be fully released from any and all liabilities and obligations under the WEAU Asset Purchase Agreement and the documents relating thereto.

            (b) The closing shall occur and shall be effective at such time as agreed to by the parties (the "Closing Date") and shall take place at the offices of Cadwalader, Wickersham & Taft in New York or at such other time and place as the parties may agree. On the Closing Date, Cosmos will pay (a) a cash amount equal to the fair market value of the WEAU Assets, as determined pursuant to Section 2.3 below, to Busse, or to the Indenture Trustee for and at the written request of Busse and (b) a cash amount equal to the fair market value of the WEAU License, as determined pursuant to Section 2.3 below, to WEAU, or the Indenture Trustee for and at the written request of Busse, by wiring federal or other immediately available funds to the appropriate bank accounts as instructed by Busse or the Indenture Trustee. Upon consummation of the exchanges contemplated herein, Cosmos shall make the cash payments that are part of the exchange consideration, as set forth in Section 2.1 above, by wiring federal or other immediately available funds to the appropriate bank accounts as instructed by the party, or parties to receive the cash payments; provided, however, that the aggregate net cash payments made by Cosmos to all parties hereto shall be equal to $78 million, as adjusted pursuant to Section 1.04 of the WALB Asset Purchase Agreement; and provided further that such cash payments made by Cosmos shall be reduced by any cash payments deposited into an escrow account as set forth in the WALB Asset Purchase Agreement to the extent paid to WALB or WALB Licensee. Prior to the consummation of the exchanges contemplated hereby and receipt of the WEAU Assets and WEAU License by WALB and WALB Licensee, no cash consideration shall be received, pledged, borrowed by, or otherwise made available to or for the benefit of WALB, WALB Licensee or Gray unless this Exchange Agreement shall have been terminated in accordance with Article V hereof.

            2.3 Asset Valuation and Exchange Groups. The values of the various WEAU Assets, the WEAU License, the WALB Assets and the WALB License have been allocated among the assets in accordance with a schedule mutually prepared by the parties and attached hereto as Schedule 2.3. If any party undertakes to change such schedule, such party must obtain the consent of the other parties, which will not be unreasonably withheld.

            2.4 Direct Deeding. For purposes of this Agreement, Busse agrees to deliver and convey the WEAU Assets directly to WALB and WEAU agrees to deliver the WEAU License directly to WALB Licensee, at the direction of Cosmos.

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                                   ARTICLE III

            3.1 Indemnification. (a) Gray, WALB and WALB Licensee hereby jointly and severally indemnify, defend and hold harmless Cosmos and its respective officers, directors, shareholders, employees, agents and affiliates from, against and with respect to any and all losses, damages, claims, judgments, obligations, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation, claim, proceeding or demand), of any kind or character, including environmental or tax liabilities or claims, arising out of or in connection with the entering into and performance of the WEAU Asset Purchase Agreement and this Agreement and any documents made pursuant thereto or hereto and the transactions contemplated thereunder and hereunder. This indemnity will survive the closing of the exchanges contemplated herein and any termination of this Agreement pursuant to Section 5.1; provided, however, that this indemnification shall not apply to Cosmos' obligation to deliver the cash payment purchase price to Busse and WEAU and to perform its obligations under this Agreement. Notwithstanding anything to the contrary in the foregoing, Gray, WALB, WALB Licensee and Cosmos hereby agree that this
Article III has no application to the entering into or the performance of the WALB Asset Purchase Agreement or the documents made pursuant thereto and that the indemnification obligations (and limitations thereto) under the WALB Asset Purchase Agreement have no application to this Agreement.

            (b) Gray hereby indemnifies, defends and holds harmless Busse, WEAU and their respective officers, directors, shareholders, employees, agents and affiliates from, against and with respect to any and all losses, damages, claims, judgments, obligations, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation, claim, proceeding or demand), of any kind or character, including environmental or tax liabilities or claims, arising out of or in connection with the entering into and performance of the WEAU Asset Purchase Agreement and this Agreement and any documents made pursuant thereto or hereto and the transactions contemplated thereunder and hereunder. This indemnity will survive the closing of the exchanges contemplated herein and any termination of this Agreement pursuant to
Section 5.1; provided, however, that this indemnification shall not apply to (i) Busse's failure to perform its obligation under the Amended and Restated Stock Purchase Agreement, dated as of June 22, 1998, among Busse, Gray and the Busse stockholders and (ii) Busse's and WEAU's failure to perform their respective obligations under the WEAU Asset Purchase Agreement and under this Agreement.


                                   ARTICLE IV

            4.1. Expenses. (a) Except as provided below, regardless of whether the transactions contemplated by this Agreement are consummated, Gray shall be responsible for all of the expenses and fees incurred by each of Gray and Busse, or their affiliates, in connection with the transactions contemplated hereby.

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            (b) Gray and Busse shall each pay one-half of the costs and filing fees associated with the pre-merger notification and reports required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"), pursuant to the Amended and Restated Stock Purchase Agreement.

            (c) On the Closing Date under the WALB Asset Purchase Agreement, Gray shall pay $20,000 to Cosmos as reimbursement for certain expenses and fees incurred by Cosmos. Upon such payment, the indemnification obligations under
Article III hereof exclude any indemnification by Gray, WALB or WALB Licensee for any expenses incurred by Cosmos in connection with the review, preparation and negotiation of the WEAU Asset Purchase Agreement, this Agreement and the documents made pursuant thereto and hereto and in connection with participating in and facilitating the closing contemplated by the WEAU Asset Purchase Agreement and this Agreement.

                                    ARTICLE V

            5.1 Causes for Termination. This Agreement and the transactions contemplated by this Agreement may be terminated at any time prior to the Closing Date: (i) by the mutual written consent of the parties hereto, or (ii) by either Gray or Cosmos in the event that either the WEAU Asset Purchase Agreement or the WALB Asset Purchase Agreement shall have been terminated; provided, however, that it is understood and agreed that the WALB Asset Purchase Agreement may not be terminated except as specifically provided therein. Furthermore, notwithstanding anything herein to the contrary, upon the termination of this Agreement either Busse or Cosmos may terminate the WEAU Asset Purchase Agreement whereupon such WEAU Asset Purchase Agreement shall be void and of no further force and effect.

            5.2 Notice of Termination. Notice of termination of this Agreement as provided for in this Article V shall be given by the party so terminating to the other parties hereto in accordance with the provisions of Section 6.1.

            5.3 Effect of Termination. (a) In the event of a termination of this Agreement pursuant to Section 5.1 hereof, this Agreement shall become void and of no further force and effect, and Gray shall pay the costs and expenses incurred by the parties, as set forth in Article IV above, unless such termination was caused by a default by Cosmos of its obligations under the WALB Asset Purchase Agreement or the WEAU Asset Purchase Agreement, in which case Cosmos shall be responsible for its own expenses and costs relating to the transactions contemplated herein. In addition, Gray shall remain responsible to pay any costs arising under Article III above.

            (b) It is agreed that time is of the essence and the performance and satisfaction of the WEAU Asset Purchase Agreement and the WALB Asset Purchase Agreement and each of the conditions set forth therein are material for purposes of this Agreement.

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                                   ARTICLE VI

            6.1 Notices. Any and all notices, consents, approvals or other communications required or permitted to be given pursuant to the provisions of this Agreement shall be given in writing and shall be sent certified or registered mail (return receipt requested), overnight courier, or telecopier to the parties hereto as follows:

            If to Gray, WALB or WALB Licensee:

            Gray Communications Systems, Inc.
            1201 New York Avenue, NW
            Suite 1000
            Washington, DC 20005-3917
            Telecopier:  (202) 962-8300
            Attention: Robert A. Beizer, Esq.

            With a copy to:

            The Ward Quaal Company
            401 N. Michigan Avenue
            Suite 3140
            Chicago, IL 60611
            Telecopier:  (312) 644-3733
            Attention:  Mr. Ward L. Quaal

            and a copy to:

            Alston & Bird
            1201 West Peachtree Street
            Atlanta, GA 30309-3424
            Telecopier: (404) 881-4777
            Attention:  Stephen A. Opler, Esq.

            If to Cosmos:

            Cosmos Broadcasting Corporation
            The Liberty Corporation
            2000 Wade Hampton Boulevard
            Greenville, SC 29615
            Telecopier:  (864) 609-3176
            Attention:  Martha G. Williams, Esq.


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            With a copy to:

            Dow, Lohnes & Alberston
            1200 New Hampshire Avenue, NW
            Suite 800
            Washington, DC 20036
            Telecopier: (202) 776-2222
            Attention: Michael Hines, Esq.

            If to Busse or WEAU:

            Busse Broadcasting Corporation
            141 East Michigan Avenue
            Suite 300
            Kalamazoo, MI 49007
            Telecopier: (616) 388-6089
            Attention:  Mr. James. C. Ryan

            With a copy to:
            Winston & Strawn
            35 West Wacker Drive
            Chicago, IL 60601-9703
            Telecopier:  (312) 558-5700
            Attention:  Steven J. Gavin, Esq.

            and a copy to:

            Cadwalader, Wickersham & Taft
            100 Maiden Lane
            New York, NY 10038
            Telecopier:  (212) 504-6666
            Attention:  Jonathan M. Wainwright, Esq.

            6.2 Governing Law. This Agreement shall be governed by and construed under the laws of New York, without regard to conflict of law principles thereof.

            6.3 Further Assurances. Each of the parties hereto shall hereafter execute and deliver such further instruments and do such further acts as may be required or necessary to carry out the intent and purposes of this Agreement and which are not otherwise inconsistent with the terms of this Agreement.

            6.4 Third Party Beneficiary. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the parties hereto or for the benefit of or enforceable by any third party.

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            6.5 Superseding Effect. In the event of a conflict between the terms of this Agreement, the WEAU Asset Purchase Agreement and/or the WALB Asset Purchase Agreement, unless otherwise specifically addressed, the terms of this Agreement shall govern.

            6.6 Gray Guaranty. Gray hereby unconditionally guarantees the performance of WALB and WALB Licensee of their obligations hereunder and under documents relating hereto.

            6.7 Counterparts. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

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            IN WITNESS WHEREOF, the parties hereto have set their hand as of the date first above written.


                                    GRAY COMMUNICATIONS SYSTEMS, INC.


                                    By: /s/ Robert A. Beizer
                                          Robert A. Beizer
                                          Vice President

                                    WALB-TV, INC.


                                    By:/s/ Ward Quaal
                                         Ward Quaal
                                         President

                                    WALB LICENSEE CORP.


                                    By:/s/ Ward Quaal
                                         Ward Quaal
                                         President

                                    COSMOS BROADCASTING CORPORATION


                                    By:/s/ James M. Keelor
                                          Name: James M. Keelor
                                          Title: President

                                    BUSSE BROADCASTING CORPORATION


                                    By:/s/ James C. Ryan
                                        James C. Ryan
                                        Treasurer

                                    WEAU LICENSE, INC.


                                    By:/s/ James C. Ryan
                                          James C. Ryan
                                          Vice President


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                                                                    SCHEDULE 2.3

                             [ALLOCATION OF VALUATION OF WEAU AND WALB ASSETS]